Exhibit 23.3

CONSENT OF WOLF & COMPANY, P.C.

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Berkshire Hills Bancorp, Inc. of our report dated March 14, 2011, except for Note 2 as to which the date is March 18, 2013, relating to our audit of the consolidated financial statements of Berkshire Hills Bancorp, Inc. and subsidiaries, for the year ended December 31, 2010, which report appears in the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. for the year ended December 31, 2012.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
September 27, 2013